AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "**Agreement**"), dated as of June 18, 2008, by and among Comanche Clean Energy Corporation, an exempted company incorporated in the Cayman Islands with limited liability (the "**Company**"), and the Holders (as defined below) listed on the Schedule of Holders attached hereto.

WHEREAS:

A. In connection with the Securities Purchase Agreement (Notes and Warrants), dated as of March 30, 2007 (the "**April 2007 Note Purchase Agreement**") by and among the Company and each of the parties signatory thereto other than the Company (the "**April 2007 Note Buyers**"), the Company agreed, upon the terms and subject to the conditions set forth in the April 2007 Note Purchase Agreement, to issue and sell to each April 2007 Note Buyer (i) senior secured convertible notes of the Company (the "**April 2007 Notes**"), which are, among other things, convertible into Ordinary Shares, par value $.001 per share, of the Company (the "**Shares**") in accordance with the terms of the April 2007 Notes, and (ii) warrants (the "**April 2007 Note Warrants**"), which are exercisable to purchase Shares in accordance with their terms.

B. In connection with the Securities Purchase Agreement (Shares and Warrants), dated as of March 30, 2007 (the "**April 2007 Share Purchase Agreement**", and together with the April 2007 Note Purchase Agreement, the "**April 2007 Purchase Agreements**") by and among the Company and each of the parties signatory thereto other than the Company (the "**April 2007 Share Buyers**" and together with the April 2007 Note Buyers, the **April 2007 Buyers**"), the Company agreed, upon the terms and subject to the conditions set forth in the April 2007 Share Purchase Agreement, to issue and sell to each April 2007 Share Buyer (i) Shares and (ii) warrants (the "**April 2007 Share Warrants**" and together with the April 2007 Note Warrants, the "**April 2007 Warrants**"), which are exercisable to purchase Shares in accordance with their terms.

C. In connection with the April 2007 Purchase Agreements, the April 2007 Buyers and certain other persons and the Company entered into a Registration Rights Agreement dated as of April 3, 2007 (the "**April 2007 Registration Agreement**");

D. On June 15, 2007, certain of the Holders and the Company entered into (i) an Amendment No. 1 to the April 2007 Note Purchase Agreement pursuant to which the Company issued and sold to such Holders (the "**June 2007 Note Buyers**") (A) senior secured convertible notes of the Company (the "**June 2007 Notes**"), which are, among other things, convertible into Shares in accordance with the terms of the June 2007 Notes, and (B) warrants (the "**June 2007 Note Warrants**"), which are exercisable to purchase Shares in accordance with their terms and (ii) an Amendment No. 1 to the April 2007 Share Purchase Agreement (the amendments referred to in clauses (i) and (ii) are collectively referred to as the "**Purchase Agreement Amendments**") pursuant to which the Company issued and sold to such Holders (the "**June 2007 Share Buyers**" and together with the June 2007 Note Buyers, the "**June 2007**

Buyers") (A) Shares, and (ii) warrants (the "**June 2007 Share Warrants**" and together with the June 2007 Note Warrants, the "**June 2007 Warrants**"), which are exercisable to purchase Shares in accordance with their terms.

E. In connection with the closing of the Purchase Agreement Amendments, the Company agreed to grant to the June 2007 Buyers certain registration rights in addition to the registration rights granted to the April 2007 Buyers in the April 2007 Registration Agreement.

F. On September 30, 2007 the Company and certain of the Holders agreed to amend and restate the April 2007 Registration Agreement and entered into an Amended and Restated Registration Rights Agreement dated as of September 30, 2007 (the "**September 2007 Registration Agreement**").

G. In connection with the Securities Purchase Agreement (Bridge Notes), dated as of December 19, 2007 (the "**December 2007 Bridge Note Purchase Agreement**") by and among the Company and each of the parties signatory thereto other than the Company (the "**December 2007 Bridge Note Buyers**"), the Company agreed, upon the terms and subject to the conditions set forth in the December 2007 Note Purchase Agreement, to issue and sell to each December 2007 Note Buyer Secured Notes of the Company (the "**December 2007 Bridge Notes**") which provide for the payment of certain commitment fees payable in Shares at the closing of the sale of the December 2007 Bridge Notes and thereafter from time to time if such December 2007 Bridge Notes remain outstanding..

H. In connection with the Securities Purchase Agreement (Shares and Equity Bridge Notes), dated as of December 19, 2007 (the "**December 2007 Equity Note Purchase Agreement**" and together with the December 2007 Bridge Note Purchase Agreement, the "**December 2007 Purchase Agreements**") by and among the Company and each of the parties signatory thereto other than the Company (the "**December 2007 Equity Note Buyers**" and together with the December 2007 Bridge Note Buyers, the "**December 2007 Buyers**"), the Company agreed, upon the terms and subject to the conditions set forth in the December 2007 Equity Note Purchase Agreement, to issue and sell to each December 2007 Equity Note Buyer Equity Bridge Notes of the Company (the "**December 2007 Equity Bridge Notes**"), of which the principal, interest, redemption prices, fees and other amounts due thereunder are payable in Shares..

I. In connection with the December 2007 Purchase Agreements, the December 2007 Buyers and the Company entered into a Registration Rights Agreement dated as of December 19, 2007 (the "**December 2007 Registration Agreement**");

J. On June 20, 2007 the Company filed with the SEC a Registration Statement on Form F-1 (Number 333-143914) covering the resale of (i) the Shares issued pursuant to the April 2007 Purchase Agreements and the Purchase Agreement Amendments, (ii) the Shares issuable upon exercise of the April 2007 Warrants and the June 2007 Warrants and (iii) the Shares issuable upon conversion of the April 2007 Notes and the June 2007 Notes. Based upon comments received from the staff of the SEC, in a pre-effective amendment thereto, the Company reduced the number of Shares for resale covered in such registration statement. On

February 28, 2008 the SEC declared the registration statement effective (the "**February 2008 Registration Statement**").

K. In connection with the Securities Purchase Agreement, dated as of June 18, 2008 (the "**June 2008 Purchase Agreement**") by and among the Company, certain subsidiaries of the Company and each of the purchasers signatory thereto (the "**June 2008 Buyers**") the Company agreed, upon the terms and subject to the conditions set forth in the June 2008 Purchase Agreement, to issue and sell to each June 2008 Buyer (i) Shares, (ii) Senior Secured Notes of the Company (the "**June 2008 Notes**") and (iii) warrants ("**June 2008 Warrants**"), which are exercisable to purchase Shares in accordance with their terms.

L. The Company and the Holders listed on the signature page hereto, who constitute (i) the Required Holders (as defined in Section 1(q) of the September 2007 Registration Agreement) under the September 2007 Registration Agreement and (ii) the Required Holders (as defined in Section 1(k) of the December 2007 Registration Agreement) under the December 2007 Registration Agreement desire to (x) amend the September 2007 Registration Agreement and the December 2007 Agreement, (y) combine such agreements into one restated registration rights agreement and (z) provide for the joinder of all of the April 2007 Buyers, June 2007 Buyers and December 2007 Buyers as parties to such restated agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Buyers hereby agree as follows:

1. Definitions.

As used in this Agreement, the following terms shall have the following meanings:

a. "**Business Day**" means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

b. [intentionally left blank]

c. "**Effective Date**" means the date a Registration Statement has been declared effective by the SEC.

d. "**Effectiveness Deadline**" means the date that is the earliest of (i) 90 days after the applicable Filing Deadline if the Registration Statement is not reviewed by the SEC, (ii) 120 days after the applicable Filing Deadline if the Registration Statement is reviewed by the SEC, or (iii) the date which is within three (3) Business Days after the date on which the SEC informs the Company (A) that the SEC will not review the Registration Statement or (B) that the Company may request the acceleration of the effectiveness of the Registration Statement and the Company makes such request; provided that, if the Effectiveness Deadline falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the SEC is

authorized or required by law or other government actions to close, the Effectiveness Deadline shall be the following Business Day.

e. **"Eligible Market"** means the Initial Principal Market, The New York Stock Exchange, Inc., the American Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market.

f. **"Filing Deadline"** means, in the case of a (i) Demand Registration, 45 days after the Demanding Holders' Deadline, (ii) Subsequent Registration, 45 days after the later of (A) the date when 75% of the Registrable Securities that were included in the February 2008 Registration Statement (or any subsequent Registration Statement) have been sold and (B) six (6) months following the Effective Date of the February 2008 Registration Statement or any Subsequent Registration Statement, as applicable, or such earlier date as permitted by the SEC and (iii) Shelf Registration Statement, 45 days after the Shelf Registration Notice Deadline; provided that, if the Filing Deadline in any of the above cases falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the SEC is authorized or required by law or other government actions to close, the Filing Deadline shall be the following Business Day.

g. **"Holders"** means collectively, (i) the Persons listed on the Schedule of Holders attached as Exhibit A hereto,(ii) any permitted transferee or assignee thereof to whom a Holder assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 and any transferee or assignee thereof to whom a permitted transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 and (iii) Rodman & Renshaw, LLC. For any Holder that is a partnership, limited liability company or corporation, any partnerships, limited liability companies or corporations that are affiliates of such Holder shall be deemed to be a single Holder, and any pro rata reduction with respect to such Holder shall be based upon the aggregate amount of Registrable Securities held by all entities included in such Holder as defined in this sentence.

h. **"Convertible Notes"** means collectively, (i) the April 2007 Notes and (ii) the June 2007 Notes.

i. **"Person"** means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

j. **"Principal Market"** means, from time to time, the Eligible Market upon which the Shares are admitted or listed and principally trade.

k. **"register," "registered,"** and **"registration"** refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the Securities Act and pursuant to Rule 415 and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

l. "**Purchase Agreements**" means collectively, the (i) April 2007 Purchase Agreements, (ii) Purchase Agreement Amendments, (iii) December 2007 Purchase Agreements and (iv) June 2008 Purchase Agreement.

m. "**Registrable Securities**" means (i) all of the securities which have been issued pursuant to any of the Purchase Agreements or which may be issued with respect to any securities issued pursuant to any of the Purchase Agreements, including, without limitation, upon the exercise or conversion thereof, Shares issuable for principal, interest, redemption prices, fees and other amounts due under the December 2007 Equity Bridge Notes and issuable for fees under the December 2007 Bridge Notes and Shares issuable upon exercise of warrants issued to Rodman & Renshaw, LLC as compensation for services as a placement agent, (ii) any securities of the Company held by any Holder (other than Rodman & Renshaw, LLC and its affiliates or their respective permitted transferees or asssignees) at any time in the future, including, without limitation, upon the exercise or conversion of other equity or debt securities and (iii) any Shares of the Company issued or issuable in respect thereof as a result of any stock split, stock dividend, recapitalization, exchange, merger, consolidation or other reorganization or similar event or otherwise, without regard to any limitations on conversions of the Convertible Notes or exercises of the Warrants. If as a result of any reclassification, stock split, stock dividend, business combination, exchange offer or other transaction or event, any capital stock, evidences of indebtedness, warrants, options, rights or other securities (collectively "**Other Securities**") are issued or transferred to a Holder in respect of Registrable Securities held by the Holder, references herein to Registrable Securities shall be deemed to include the Shares issued or transferred to a Holder in respect of the Registrable Securities and Shares issued in respect of any Other Securities. For purposes of this Agreement, (1) a "class" or "type" of Registrable Securities shall mean all securities with the same rights, preferences, privileges and powers, (2) a "percentage" (or a "majority" of the Registrable Securities (or, where applicable, of any other securities) shall be determined (x) based on the number of shares of such securities, in the case of Registrable Securities which are equity securities, and (y) based on the principal amount of such securities, in the case of Registrable Securities which are debt securities, and (3) in calculating the Registrable Securities that are Shares held by a Holder, such Shares shall include the Shares held by the Holder which are Registrable Securities that are then issued and outstanding and Shares that are issuable pursuant to the conversion or exercise of any other securities issued pursuant to any of the Purchase Agreements held by the Holder and any Shares issuable for principal, interest, redemption prices, fees and other amounts due under the December 2007 Equity Bridge Notes, but in the case of Shares issuable for interest or fees, only to the extent that the interest has been accrued or the fees earned; for the avoidance of doubt it being understood that as of the date hereof, all Shares issuable pursuant to the redemption right under Section (1)(b) of the 2007 Equity Bridge Notes shall be included in calculating Registrable Securities that are Shares held by a Holder. Notwithstanding anything to the contrary contained herein, the term "Registrable Securities" shall not include any securities sold pursuant to an effective Registration Statement or sold pursuant to Rule 144.

n. "**Registration Statement**" means a registration statement of the Company filed under the Securities Act covering the Registrable Securities, including the February 2008 Registration Statement, any Demand Registration Statement, a Shelf Registration Statement and any Subsequent Registration Statements.

o. **"Required Holders"** means the holders of at least a majority of the Registrable Securities.

p. **"Rule 415"** means Rule 415 promulgated under the Securities Act or any successor rule providing for offering securities on a continuous or delayed basis.

q. "**Securities**" means collectively the Convertible Notes, Shares and the Warrants.

r. "**Securities Act**" means the Securities Act of 1933 as amended.

s. **"SEC"** means the United States Securities and Exchange Commission.

t. **"Subsequent Registration Statement"** shall mean, any registration statement of the Company which covers those Registrable Securities requested to be included therein pursuant to the provisions of Section 2(e) of this Agreement and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

u. **"Trading Day"** means any day on which the Share is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Shares, then on the Eligible Market which is the principal securities exchange or securities market on which the Shares are then traded; provided that "Trading Day" shall not include any day on which the Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York Time).

v. **"Warrants"** means collectively, (i) the April 2007 Warrants, (ii) the June 2007 Warrants and (iii) the June 2008 Warrants.

w. **"Warrant Shares"** means, collectively, the Shares issuable upon exercise of the Warrants.

2. Registration.

a. The Company has filed with the SEC the February 2008 Registration Statement and the February 2008 Registration Statement is effective as of the date of this Agreement. Until all Shares covered thereby have been sold or may be sold without registration pursuant to an exemption from the registration requirements of the Securities Act afforded under Section 4(1) of the Securities Act by virtue of compliance with Rule 144 promulgated by the SEC thereunder ("**Rule 144**") without restriction or limitation pursuant to Rule 144, the Company shall maintain the effectiveness of the February 2008 Registration Statement Registration Statement, other than during Allowable Grace Periods (as defined in

Section 3(r)) and _provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis. .

b. Allocation of Registrable Securities to Registration Statements Other than February 2008 Registration Statement. The initial number of Registrable Securities included in any Registration Statement, other than the February 2008 Registration Statement, and any increase in the number of Registrable Securities included therein shall be allocated pro rata among the Holders based on the number of Registrable Securities held by each Holder at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the SEC. In the event that a Holder sells or otherwise transfers any of such Holder's Registrable Securities in accordance with Section 9 hereof, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor. In no event shall the Company include in any Registration Statement without the prior written consent of the Required Holders any securities other than the Registrable Securities (provided, however, that such limit shall be increased to reflect the effect of any stock split and decreased to reflect the effect of any reverse stock split) except as otherwise contemplated herein.

c. Demand Registration.

(i) Request for Registration. If at anytime (a) there is no Shelf Registration Statement outstanding with respect to Registrable Securities or the Holders may not otherwise utilize a Shelf Registration Statement for the offering and sale of their Registrable Securities and (b) not all of the outstanding Registrable Securities may be sold without registration pursuant to Rule 144 under the Securities Act, without restriction or limitation pursuant to Rule 144, then (A) (i) any individual Holder that, who directly or indirectly together with its affiliates held more than 20% of the Registrable Securities under the April 2007 Registration Agreement outstanding as of June 18, 2007 or (ii) any one or more Holders that as of the date of this Agreement (directly or with their affiliates) individually or in the aggregate held Registrable Securities representing more than 20% of the Registrable Securities then outstanding and (B) in each case at the time of the written demand hold a number of Shares that is equal to at least the Floor Amount (as such term is hereinafter defined) as of the date of such written demand (individually, a "**Demanding Holder**" and collectively, the "**Demanding Holders**"), may make a written demand for registration (a "**Demand Registration**" and the registration statement to be filed pursuant to such Demand Registration, the "**Demand Registration Statement**") under the Securities Act of the sale of all or part of its Registrable Securities. Any request for a Demand Registration shall specify the number of shares (or other amount) and type of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof and shall cover securities that have an estimated aggregate price to the public of at least $1,000,000 (such written demand, the "**Demand Notice**"). The Company will notify the Holders other than the Demanding Holder of the Demand Registration (each such Holder including Shares of its Registrable Securities in such registration, a "**Participating Holder**") as soon as practicable (but in no event less than thirty (30) calendar days before the anticipated filing date), and each such other Holder who wishes to include all or a portion of its Registrable Securities of the type that are the subject of the Demand Registration Statement proposed to be filed in such Demand Registration Statement shall so notify the Company within fifteen (15)

days after receipt of such notice (the "**Demanding Holders' Deadline**"). The Company shall not be obligated (x) to effect more than four (4) Demand Registrations under this Section 2(c) in respect of Registrable Securities or (y) to effect any Demand Registration within 180 days after the effective date of a Registration Statement relating to any underwritten offering of Shares (including any such offering effected pursuant to a Demand Registration hereunder). Notwithstanding anything to the contrary contained in this Agreement, no Holders shall make a demand under this Section 2(c) for registration of any Shares held by such Holder until after August 28, 2008.

(ii) Effective Registration. A registration will not count as a Demand Registration until the Registration Statement filed with the SEC with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration Statement is interfered with by any stop order or injunction of the SEC or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (A) such stop order or injunction is removed, rescinded or otherwise terminated, and (B) the Demanding Holder(s) thereafter elects to continue the offering.

(iii)Selection of Underwriters for Underwritten Offering. If the Demanding Holder(s) so elect(s) and so advise(s) the Company as part of its written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration Statement shall be in the form of an underwritten offering, and the Demanding Holder(s) holding the largest percentage of Registrable Securities outstanding of the type proposed to be registered shall be entitled to select the managing underwriter or underwriters and any other underwriters for such offering, which managing underwriter shall be reasonably acceptable to the Company.

(iv)Definition of Floor Amount. For purposes of this Agreement, "**Floor Amount**" means 5% of the outstanding Shares, provided that the Floor Amount shall be calculated by dividing (x) the sum of the number of outstanding Shares held by the Demanding Holders and all Shares issuable to such Demanding Holders upon exercise or conversion of other securities of the Company held by the Demanding Holders or which may be issued with respect to the December 2007 Equity Bridge Notes and/or the December 2007 Bridge Notes (but in the case of Shares issuable for principal, interest, or fees, only to the extent that the interest has been accrued or the fees earned) by (y) the number of Shares outstanding; provided, that, the number of Shares outstanding referenced in the foregoing clause (y) shall not include any Shares issued after the date of this Agreement, except for Shares (A) referenced in the foregoing clause (x) and any Shares issued upon conversion of any of the Convertible Notes or exercise of any of the Warrants, (B) issued under employee benefit or compensation arrangements approved by the Board of Directors, (C) issued to all shareholders of the Company as dividends or in connection with stock splits or similar transactions, (D) issued to Persons unaffiliated with the Company as consideration for the Company's acquisition of assets or securities of such Persons or (E) issued in financing transactions in which the Holder had the opportunity to participate pro rata.

(v) Priority on Demand Registrations. With respect to any underwritten offering of Registrable Securities pursuant to a Demand Registration, no securities to be sold for the account of any Person (including the Company) other than the Demanding Holder(s) and the Participating Holders shall be included in a Demand Registration if the managing underwriter advises the Company and the Demanding Holder(s) in writing that marketing factors require a limitation of the number of securities to be included in such offering, and the Company shall include in such registration all Registrable Securities requested to be included therein by the Demanding Holder(s) and the Participating Holders.

With respect to any offering of Registrable Securities pursuant to a Demand Registration that is not in the form of an underwritten offering, no securities to be sold for the account of any Person (including the Company) other than the Demanding Holder(s) and the Participating Holders shall be included in a Demand Registration if the Majority Participating Holders (as such term is hereinafter defined) in good faith determine that marketing factors require a limitation of the number of securities to be included in such offering.

Furthermore, in the event that the managing underwriter advises the Company and the Demanding Holder(s) in writing (in an underwritten offering pursuant to a Demand Registration) or the Majority Participating Holders determine in good faith after consultation with the Company (in an offering pursuant to a Demand Registration that is not in the form of an underwritten offering) that marketing factors require a limitation of the number of securities to be included in such offering (even after exclusion of all securities of any other Person other than the Demanding Holders(s) and the Participating Holders) the number of Registrable Securities to be included in such Demand Registration shall be allocated among the Demanding Holder(s) and all Participating Holders *pro rata* based on the number of Registrable Securities of the type proposed to be registered that such Demanding Holder(s) or Participating Holders hold; provided, however, that if, as a result of such proration, the Demanding Holder(s) or any Participating Holder shall not be entitled to include in a registration all Registrable Securities that such Demanding Holder(s) or such Participating Holder had requested to be included, such Demanding Holder(s) or Participating Holder, as applicable, may elect to withdraw its request to include such Registrable Securities in such registration or may reduce the number requested to be included; further provided, however, that (A) such request must be made in writing prior to the earlier of the execution of the underwriting agreement, if any, or the execution of the custody agreement with respect to such registration, if any, and (B) such withdrawal or reduction shall be irrevocable.

"**Majority Participating Holders**" means, with respect to any registration of Registrable Securities under this Agreement, the Holders that are the holder or holders at the relevant time of at least a majority of the then outstanding Registrable Securities of the type that are the subject of the Registration Statement in question.

(vi) Withdrawal. If (A) the Demanding Holder(s) disapprove of the terms of any Demand Registration, whether in the form of an underwritten offering or a non-underwritten offering, (B) the Demanding Holder(s) are not entitled to include all of their Registrable Securities specified in the Demand Notice in any offering, (C) a suspension of the effectiveness of a Registration Statement or other event requiring a Holder to discontinue disposition of Registrable Securities in accordance with Section 4(c) (a "**Suspension Period**")

occurs after a request for a Demand Registration, but before the Registrable Securities covered by such Demand Request are sold, transferred, exchanged or disposed in accordance with such Demand Request or (D) if the Company has breached its obligations hereunder, then in any of such cases, the Demanding Holder(s) may elect to withdraw from such offering by giving written notice to the Company and underwriter of its request to withdraw prior to the effectiveness of the Registration Statement filed with the SEC with respect to such Demand Registration. If the Demanding Holder(s) withdraw from the proposed offering relating to a Demand Registration in accordance with the previous sentence, then (x) the Participating Holders shall have no further rights to include their Registrable Securities in such Demand Registration and (y) such registration shall not count as a Demand Registration provided for in Section 2(c).

(vii) Filing Deadline and Effectiveness Deadline for Demand Registration Statements. The Company shall use its best efforts to file Demand Registration Statements by the Filing Deadline therefore and to cause such Demand Registration Statements to be declared effective by the SEC prior to the Effectiveness Deadline therefor.

d. Mandated Reduction of Securities Registered. If, for any reason, the SEC requires that the number of Registrable Securities to be registered for resale pursuant to the Registration Statement in connection with any Registration Statement, be reduced, such reduction shall be allocated pro rata among the Holders whose Shares have been included in such Subsequent Registration Statement until the reduction required by the SEC is effected (the Shares which are not included in the registration Statement as a result of a reduction required by the SEC are hereinafter referred to a "Cut Back Shares").

e. Filing Deadline and Effectiveness Deadline for Subsequent Registrations. The Company shall use its best efforts to file subsequent Registration Statements (each, a "**Subsequent Registration Statement**") to register the Registrable Securities that were not registered in the February 2008 Registration Statement by the Filing Deadline therefore and to cause such Subsequent Registration Statements to be declared effective by the SEC prior to the Effectiveness Deadline therefor.

f. Piggy-Back Rights.

(i) If at any time on or after the date hereof, the Company proposes to file a Registration Statement with respect to an offering of securities by the Company for its own account or by securityholders of the Company for their own account, other than a Registration Statement (A) filed in connection with any employee stock option or other benefit plan, (B) for an exchange offer or offering of securities solely to all of the Company's existing shareholders, or (C) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to each Holder as soon as practicable, but in no event less than forty-five (45) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (y) offer to each Holder in such notice the opportunity to register the sale of such number of shares (or other amount) and type of Registrable Securities that are the subject of the proposed Registration Statement as such Holder may request in writing within fifteen (15) days following receipt of such notice (a "**Piggy-Back Registration**"). The Company shall cause such Registrable

Securities (and shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested) to be included on the same terms and conditions as the securities otherwise being sold pursuant to such Registration in accordance with the intended method(s) of distribution thereof. Piggy-Back Registrations effected under this Section 2(f) shall not be counted as Demand Registrations effected pursuant to Section 2(c). The Holders shall be entitled to an unlimited number of Piggy-Back Registrations. The Company agrees not to file a Registration Statement with respect to an offering of securities by the Company for its own account or by securityholders of the Company for their own account prior to August 29, 2008.

(ii) Priority on Piggy-Back Registrations.

If the Piggy-Back Registration is an underwritten offering, and the managing underwriter of such underwritten offering advises the Company and the Holders that have requested Registrable Securities to be included in the Piggy-Back Registration that marketing factors require a limitation of the number of securities to be included in such offering (the maximum number of shares that can be sold as so determined by the managing underwriter, the "**Maximum Number of Shares**") then:

(A) if such Piggy-Back Registration is a primary registration by the Company for its own account, the Company shall include in such Piggy-Back Registration: (1) first, (x) securities to be offered by the Company and (y) Registrable Securities requested to be included in such Piggy-Back Registration by the Holders, that can be sold without exceeding the Maximum Number of Shares, the securities allocated amongst the Company and the Holders on the basis of 50% to the Company and 50% to the Holders (allocated among the Holders *pro rata* based on the number of Registrable Securities of the type proposed to be registered that the Holders hold), but in no event shall more than fifty percent (50%) of the total number of Registrable Securities that Holders, as a group, have requested to be registered be excluded, provided, however, that if either the Company, on the one hand, or the Holders, on the other hand, are able to include in such registration all of the Company's securities to be offered or all of such Holders' Registrable Securities requested to be included in such Piggy-Back Registration without exceeding the Maximum Number of Shares (each in such case, a "**Fully Allocated Group**"), the remaining securities under this clause (1) shall be allocated to the Company, or the Holders, who are not the Fully Allocated Group (and allocated among the Holders as set forth above), and (2) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (1), the securities of the type proposed to be registered for the account of any other Person having written contractual piggy-back registration rights that can be sold without exceeding the Maximum Number of Shares.

(B) if such Piggy-Back Registration is an underwritten secondary registration for the account of holders of securities of the Company, the Company shall include in such registration (1) first, the Registrable Securities requested to be included in the Piggy-Back Registration by the Holders, subject to *pro rata* reduction in accordance with the aggregate Registrable Securities of the type proposed to be registered held by the Holders on the one hand and the aggregate securities of the type proposed to be registered held by the Demand Holders on the other hand, that can be sold without exceeding the Maximum Number of Shares, (2) second,

to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (1), the securities of the type proposed to be registered that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares, and (3) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (1) and (2), securities of the type proposed to be registered requested to be included by other Persons pursuant to written contractual piggy-back registration rights that can be sold without exceeding the Maximum Number of Shares.

If as a result of such proration, any Holder requesting to be included in such Registration Statement pursuant to Section 2(f) shall not be entitled to include in a registration all Registrable Securities that such Holder had requested to be included, such Holder may elect to withdraw its request to include such Registrable Securities in such registration or may reduce the number to be requested to be included in accordance with Section 2(f)(iii).

(iii) Withdrawal. Each Holder shall have the right to withdraw its request for inclusion of all or any of its Registrable Securities in any Registration Statement pursuant to this Section 2(f) by giving written notice to the Company of its request to withdraw; provided, however, that (i) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (ii) such withdrawal shall be irrevocable. The Company may also elect to withdraw a Registration Statement in which any Holder has requested to participate pursuant to this Section 2(f) at any time prior to the effectiveness of the Registration Statement.

g. Legal Counsel. Subject to Section 5 hereof, the Holders shall have the right to select one legal counsel to review and oversee for such Holders any registrations pursuant to this Section 2 ("**Legal Counsel**"), which shall be designated by the Majority Participating Holders with respect to any such registration of Registrable Securities. The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company's obligations under this Agreement.

h. Shelf Registrations.

(i) Requests for Shelf Registrations. At any time and from time to time on or after the date hereof, provided that a Shelf Registration Statement (as such term is hereinafter defined) covering all the Demanding Holders' Registrable Securities is not then in effect, the Demanding Holders may, in addition to the Demand Registration requests granted to such Demanding Holders pursuant to Section 2(c), make a written demand (the party making such a demand, the "**Shelf Demanding Holder**") that the Company file a "shelf" registration statement that constitutes an offering of Registrable Securities under the Securities Act in a manner that permits sales on a continuous or delayed basis pursuant to Rule 415 under the Securities Act (or any successor provision) (each such "shelf" registration, a "**Shelf Registration Statement**" and each registration pursuant thereto, a "**Shelf Registration**") provided, that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis.. The demand for a Shelf Registration shall specify the number of shares (or other amount) and type(s) of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof and shall cover securities that have an aggregate price to the public of at least

$1,000,000. The Company will notify the Holders other than the Shelf Demanding Holder of the demand as soon as practicable (but in no event less than thirty (30) calendar days before the anticipated filing date), and each such other Holder who wishes to include all or a portion of its Registrable Securities of the type(s) that are the subject of the Shelf Registration Statement proposed to be filed in such Shelf Registration Statement (each such Holder including shares of its Registrable Securities in such registration, a "**Shelf Participating Holder**") shall so notify the Company within fifteen (15) days after receipt of such notice (the "**Shelf Registration Notice Deadline**"). The Company shall not be obligated (A) to effect more than one (1) Shelf Registration under this Section 2(h)(i) in respect of Registrable Securities or (B) to effect any Shelf Registration within 180 days after the effective date of any Registration Statement relating to an underwritten offering of Shares pursuant to this Agreement. Registrations effected pursuant to this Section 2(h)(i) shall not be counted as Demand Registrations effected pursuant to Section 2(c). Notwithstanding anything to the contrary contained in this Agreement, no Holder shall make a demand under this Section 2(h) for registration of any Shares held by such Holder until after August 28, 2008.

(ii) Effectiveness Period and Shelf Registration Procedures. The Company shall (A) cause the Shelf Registration Statement to include a resale prospectus intended to permit each Holder to sell, at such Holder's election, all or part of the applicable type(s) of Registrable Securities held by such Holder without restriction, (B) use its reasonable best efforts to prepare and file with the Commission such supplements, amendments and post-effective amendments to such Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement continuously effective (subject to any Suspension Period(s)) for so long as the securities registered thereunder constitute Registrable Securities, and (C) use its reasonable efforts to cause the resale prospectus to be supplemented by any required prospectus supplement and permit the prospectus to be usable by the Holders during such period of effectiveness.

(iii)Effective Registration. A Registration Statement will not count as a Shelf Registration Statement until the Registration Statement filed with the SEC with respect to such Shelf Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Shelf Registration is interfered with by any stop order or injunction of the SEC or any other governmental agency or court, the Registration Statement with respect to such Shelf Registration will be deemed not to have been declared effective, unless and until, (x) such stop order or injunction is removed, rescinded or otherwise terminated, and (y) the Shelf Demanding Holder thereafter elects to continue the offering.

(iv) Underwritten Takedown Offerings. Any "takedown" under the February 28, 2008 Registration Statement or Shelf Registration Statement shall be underwritten at the request of the Demanding Holders (the party making such demand, the "**Takedown Demanding Holder**") upon written request to the Company. The Takedown Demanding Holder holding the largest percentage of Registrable Securities of the type proposed to be offered shall be entitled to select the managing underwriter or underwriters and any other underwriters for such takedown, which managing underwriter shall be reasonably acceptable to

the Company. Any demand for an underwritten takedown shall specify the number of shares (or other amount) and type of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will notify the Holders other than the Takedown Demanding Holder of the demand as soon as practicable (but in no event less than twenty (20) calendar days before the anticipated filing date), and each such other Holder who wishes to include all or a portion of its Registrable Securities of the type that are proposed to be sold in the takedown (each such Holder including shares of its Registrable Securities in such takedown, a "**Takedown Participating Holder**") shall so notify the Company within ten (10) days after receipt of such notice. The Company shall not be obligated to effect any underwritten takedown hereunder if the Company is not so obligated under Section 2(j)(iv). The Company shall cause any required prospectus supplement and/ or post-effective amendments to the Shelf Registration Statement or the Registration Statement filed pursuant to Section 2(a) necessary to implement the requested takedown hereunder to be filed as promptly as possible after receipt of a request for a request for an underwritten takedown.

(v) Priority on "takedown" under Shelf Registration. With respect to any underwritten offering of Registrable Securities pursuant to a takedown under the February 2008 Registration Statement or a Shelf Registration Statement, no securities to be sold for the account of any Person (including the Company) other than the Takedown Demanding Holder(s) and the Takedown Participating Holders shall be included in a takedown unless consented to by the Takedown Demanding Holder owning the largest percentage of Registrable Securities of the type proposed to be offered.

Furthermore, in the event that the managing underwriter advises the Company and the Takedown Demanding Holder(s) in writing that marketing factors require a limitation of the number of securities to be included in such offering (even after exclusion of all securities of any other Person other than the Takedown Demanding Holders(s) and the Takedown Participating Holders) the number of Registrable Securities to be included in such takedown shall be allocated among the Takedown Demanding Holder(s) and all Takedown Participating Holders *pro rata* based on the number of Registrable Securities of the type proposed to be offered that the Takedown Demanding Holder(s) or Takedown Participating Holders hold; provided, however, that if, as a result of such proration, the Takedown Demanding Holder(s) or any Takedown Participating Holder shall not be entitled to include in a registration all Registrable Securities of the type that such Takedown Demanding Holder(s) or such Takedown Participating Holder had requested to be included, such Takedown Demanding Holder(s) or Takedown Participating Holder, as applicable, may elect to withdraw its request to include such Registrable Securities in such registration or may reduce the number requested to be included; further provided, however, that (A) such request must be made in writing prior to the earlier of the execution of the underwriting agreement, if any, or the execution of the custody agreement with respect to such registration, if any, and (B) such withdrawal or reduction shall be irrevocable.

(vi) Filing Deadline and Effectiveness Deadline for Shelf Registrations. The Company shall use its best efforts to file Shelf Registration Statements by the Filing Deadline and to cause such Shelf Registration Statements to be declared effective by the SEC prior to the Effectiveness Deadline therefor.

i. Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement.

If any of the following occur:

(i) a Registration Statement, other than the February 2008 Registration Statement, covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is

(A) not filed with the SEC on or before its applicable Filing Deadline (a "**Filing Failure**") or

(B) not declared effective by the SEC on or before its applicable Effectiveness Deadline (an "**Effectiveness Failure**") or

(ii) on any day after the Effective Date sales of all of the Registrable Securities required to be included in any Registration Statement cannot be made (other than during an Allowable Grace Period (including, without limitation, because of a failure to (a) keep such Registration Statement effective, (b) disclose such information as is necessary for sales to be made pursuant to such Registration Statement, (c) register a sufficient number of Shares pursuant to Section 2(c), or (d) maintain the listing with the Initial Principal Market or other Eligible Market, as applicable of such Shares registered pursuant to this Agreement) (a "**Maintenance Failure**");

then, the Company shall pay to each holder of Registrable Securities required under this Agreement to be, or remain (as applicable), registered under such Registration Statement (the "**Subject Securities**"), an amount in cash,

(A) equal to one percent (1.0%) of the aggregate Purchase Price (as such term is defined in the applicable Purchase Agreement) of such Holder's Subject Securities:

(i) on every thirtieth (30th) day (prorated for periods totaling less than thirty (30) days) after any Filing Failure during the period commencing on the date of such Filing Failure until the ninetieth (90th) day after such Filing Failure (or, if earlier, the date on which such Filing Failure is cured);

(ii) on every thirtieth (30th) day (prorated for periods totaling less than thirty (30) days) after any Effectiveness Failure during the period commencing on the date of such Effectiveness Failure until the ninetieth (90th) day after such Effective Failure (or, if earlier, the date on which such Effectiveness Failure is cured), and

(iii) the thirtieth (30th) day (prorated for periods totaling less than thirty (30) days) after the occurrence of any Maintenance Failure during the period commencing on the date of such Maintenance Failure until the ninetieth (90th) day after such Maintenance Failure (or, if earlier, the date on which such Maintenance Failure is cured), and

(B) equal to two percent (2.0%) of the aggregate Purchase Price of such Holder's Subject Securities:

(i) on every thirtieth (30th) day (prorated for periods totaling less than thirty (30) days) starting with the ninety-first (91st) day after the Filing Deadline until such Filing Failure is cured;

(ii) on every thirtieth (30th) day (prorated for periods totaling less than thirty (30) days) starting with the ninety-first (91st) day after the Effectiveness Deadline until such Effectiveness Failure is cured; and

(iii) on every thirtieth (30th) day (prorated for periods totaling less than thirty (30) days) starting with the ninety-first (91st) day after the occurrence of a Maintenance Failure until such Maintenance Failure is cured.

Notwithstanding the foregoing, no Registration Delay Payments under this Section 2(i) shall accrue on or as to any Cut Back Shares, and the corresponding Effectiveness Deadline for any Registration Statement will be tolled, until such time as the Company is permitted to effect the registration of Shares in accordance with any limitations or reductions required by the SEC..

The payments to which a holder shall be entitled pursuant to this Section 2(i) are referred to herein as "**Registration Delay Payments**." In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of one and one-half percent (1.5%) per month (prorated for partial months) until paid in full.

Notwithstanding anything herein or in the Purchase Agreements to the contrary, (i) in no event shall the aggregate amount of Registration Delay Payments payable to any Holder exceed, in the aggregate, 10% of the aggregate Purchase Price of all of the Securities purchased by such Holder or such Holder's predecessor in interest, (ii) in no case shall Registration Delay Payments be payable from and after the date the Shares are eligible for sale pursuant to Rule 144 under the Securities Act without restriction or limitation pursuant to Rule 144, and (iii) the Company shall have no obligation to pay any such Registration Delay Payments to the Holder during an Effectiveness Failure or Maintenance Failure for any delay substantially due to information required from the Holder not being provided or being inaccurate or incomplete.

j. Underwritten Offerings. (i) In the event of an underwritten offering of Registrable Securities pursuant to Sections 2(c), 2(f) or 2(h) hereof (each, an "**Underwritten Offering**"), the Company and each Demanding Holder, Takedown Demanding Holder, Participating Holder, Takedown Participating Holder or Holder participating in a Piggyback Registration, as the case may be (each a "**Selling Holder**"), shall negotiate in good faith and enter into reasonable and customary agreements (including underwriting agreements in reasonable and customary form, which may include, in the case of an Underwritten Offering on a firm commitment basis, customary "lock-up" obligations substantially similar to those described in Sections 2(k)(ii) and 2(k)(iii) and customary indemnities, including in favor of any underwriter, substantially similar to those described in Section 6) and the Company shall take such other actions (including using its best efforts to make road show presentations (but in no event shall the Company be required to incur travel and lodging expenses in excess of $20,000 in connection with all road shows attended by Company management in any twelve month period) and otherwise engaging in such reasonable marketing support in connection with any such Underwritten Offering, including the obligation to make its executive officers available for such

purpose if so requested by the managing underwriter for such offering) as are reasonably requested by the managing underwriter in order to expedite or facilitate the sale of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any underwriters, to the extent applicable, shall also be made to and for the benefit of the Selling Holders. No Selling Holder shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such Holder's organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such Selling Holder's material agreements and organizational documents, and with respect to written information relating to such Selling Holder that such Selling Holder has furnished in writing expressly for inclusion in such Registration Statement.

(ii) The Company shall make available for inspection by each Selling Holder, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent retained by such Selling Holder or any such underwriter (collectively, the "**Underwriting Inspectors**"), all financial and other records, pertinent corporate documents and properties of the Company and any of its subsidiaries as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such Underwriting Inspector in connection with such registration.

(iii)The Company shall, in connection with any registration of an Underwritten Offering of Registrable Securities hereunder, use best efforts to furnish to each Selling Holder and to the managing underwriter, if any, a signed counterpart, addressed to such Selling Holder and the managing underwriter, if any, of (a) an opinion or opinions of counsel to the Company and (b) a comfort letter or comfort letters from the Company's independent public accountants pursuant to Statement on Auditing Standards No. 72 (or any successor thereto), each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as each such Selling Holder and the managing underwriter, if any, reasonably requests.

(iv)The Company shall not be obligated to effect (x) more than three (3) Registration Statements pertaining to Underwritten Offerings under this Agreement within any 24 month period or (y) a registration Statement pertaining to an Underwritten Offering within 180 days after the effective date of a Registration Statement relating to any other Underwritten Offering of shares.

k. Registration; Standstill

(i) Filing Registration Statement The Company shall, as expeditiously as possible prior to the Filing Deadline prepare and file with the SEC a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof (provided, however, that if a Shelf Registration Statement is not filed on Form F-3, the Company shall, promptly upon meeting the requirements for use of such form, file an appropriate amendment to the Shelf Registration Statement to convert it to Form F-3), and

shall use its best efforts to cause such Registration Statement to become and remain effective for the period required by the next sentence of this Section 2(k)(i). The Company shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement (which period shall not exceed the sum of one hundred eighty (180) days in the case of a Demand Registration), plus any period during which any such disposition is interfered with by any stop order or injunction of the SEC or any governmental agency or court) or such securities have been withdrawn in accordance with the terms of this Agreement.

(ii) Company Standstill Period. In the event of an Underwritten Offering of Registrable Securities pursuant to Section 2(c) or Section 2(h)(iv) hereof, the Company agrees not to, without the prior written consent of the managing underwriter and the Majority Participating Holders, offer, pledge, sell, contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any securities that are the same as, or similar to, the Registrable Securities that are the subject of the Underwritten Offering, or any securities convertible into, or exchangeable or exercisable for, any securities of the Company that are the same as, or similar to, such Registrable Securities (except pursuant to registrations on Form F-4 or any successor form, or otherwise in connection with the acquisition of a business or assets of a business, a merger, or an exchange offer for the securities of the issuer or another entity, or pursuant to a Company dividend reinvestment plan, or for issuances of securities pursuant to the conversion, exchange or exercise of then-outstanding convertible or exchangeable securities, options, rights or warrants, or pursuant to registrations on Form S-8 or any successor form or otherwise relating solely to securities offered pursuant to any benefit plan), during the period commencing fifteen (15) calendar days prior to the effective date of the Registration Statement relating to such Registrable Securities (to the extent timely notified in writing by the managing underwriter of such distribution) and ending on the ninetieth (90th) calendar day after such effective date (the "**Company Standstill Period**"). The Company agrees that any agreement entered into after the date hereof pursuant to which the Company issues or agrees to issue any privately placed securities shall contain a provision under which holders of such securities agree not to effect any sale or distribution of any such securities during the period described in the foregoing sentence, in each case including a sale pursuant to Rule 144 under the Securities Act (except as part of any such registration, if permitted); provided, however, that the provisions of this Section 2(k)(ii) shall not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities and shall not prevent the issuance of securities by the Company under any employee benefit, stock option or stock subscription plans.

(iii)Holder Standstill Period. Each Holder holding Registrable Securities (whether or not such Registrable Securities are covered by a Registration Statement) agrees to enter into a customary lock-up agreement with the managing underwriter for any Underwritten Offering of the Company's equity securities for its own account with respect to securities of the Company that are the same as or similar to the Company's equity securities that are the subject of the Underwritten Offering or any securities convertible into, or exchangeable

or exercisable for, any securities of the Company that are the same as or similar to such equity securities of the Company, containing terms reasonably acceptable to such managing underwriter, covering the period commencing fifteen (15) calendar days prior to the effective date of any Registration Statement relating to the Underwritten Offering and ending on the ninetieth (90th) calendar day after the effective date of any such Registration Statement (or such shorter period as shall have been agreed to by the Company's executive officers and directors in their respective lock-up agreements); provided, however, that the obligations of each Holder under this Section 2(k)(iii) shall apply only if: (A) such Holder will be afforded the right (whether or not exercised by the Holder) to include Registrable Securities in such Underwritten Offering in accordance with and subject to the provisions of Section 2(f) hereof, (B) each of the Company's executive officers and directors enter into lock-up agreements with such managing underwriter, which agreements shall not contain terms more favorable to such executive officers or directors than those contained in the lock-up agreement entered into by such Holder, and (C) the aggregate restriction periods in such Holder's lock-up agreements entered into pursuant to this Section 2(k)(iii) shall not exceed an aggregate of ninety (90) calendar days during any 365-day period.

3. Related Obligations.

At such time as the Company is obligated to file a Registration Statement or Subsequent Registration Statement with the SEC pursuant to Section 2(a), 2(c), 2(e), 2(f) or 2(h), the Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

a. The Company shall submit to the SEC, within two (2) Business Days after the Company learns that no review of a particular Registration Statement or Subsequent Registration Statement, as applicable, will be made by the staff of the SEC or that the staff of the SEC has no further comments on a particular Registration Statement or Subsequent Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement or Subsequent Registration Statement, as applicable to a time and date not later than 48 hours after the submission of such request. Except as otherwise provided herein, the Company shall keep each Registration Statement and Subsequent Registration Statement effective pursuant to Rule 415 at all times until the earliest of (i) the date as of which the Holders may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144 (or successor thereto) promulgated under the Securities Act, or (ii) the date on which the Holders shall have sold all of the Registrable Securities covered by such Registration Statement or Subsequent Registration Statement, as applicable (the "**Registration Period**"). Each Registration Statement and each Subsequent Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.

b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement or Subsequent Registration Statement, as applicable, and the prospectus used in connection with

such Registration Statement or Subsequent Registration Statement, as applicable, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement or Subsequent Registration Statement, as applicable, effective at all times during the applicable Registration Period, and, during such period, comply with the provisions of the Securities Act in respect of the disposition of all Registrable Securities of the Company covered by such Registration Statement or Subsequent Registration Statement, as applicable, until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a periodic report under the Securities Exchange Act of 1934, as amended (the "**1934 Act**"), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement or Subsequent Registration Statement, as applicable.

c. The Company shall (A) permit Legal Counsel to review and comment upon (i) a Registration Statement or Subsequent Registration Statement, as applicable, at least five (5) Business Days prior to its filing with the SEC and (ii) all amendments and supplements to all Registration Statements or Subsequent Registration Statements, as applicable, (except for periodic reports filed under the 1934 Act) within a reasonable number of days prior to their filing with the SEC, and (B) not file any Registration Statement or Subsequent Registration Statement or amendment or supplement thereto in a form to which Legal Counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or Subsequent Registration Statement, as applicable, or any amendment or supplement thereto without prior consent of Legal Counsel, which consent shall not be unreasonably withheld. The Company shall furnish to Legal Counsel, without charge, (i) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement or Subsequent Registration Statement, as applicable, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement or Subsequent Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by a Holder and not available on the SEC's Electronic Document Gathering and Retrieval System ("EDGAR"), and all exhibits and (iii) upon the effectiveness of any Registration Statement or Subsequent Registration Statement, as applicable, one copy of the prospectus included in such Registration Statement or Subsequent Registration Statement and all amendments and supplements thereto, if requested by a Holder and not available on EDGAR. The Company shall reasonably cooperate with Legal Counsel in performing the Company's obligations pursuant to this Section 3.

d. The Company shall furnish to such Holder whose Registrable Securities are included in any Registration Statement or Subsequent Registration Statement, as applicable, without charge, the following, if not already made available on EDGAR: (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement or Subsequent Registration Statement and any amendment(s) thereto, including

financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement or Subsequent Registration Statement, as applicable, ten (10) copies of the prospectus included in such Registration Statement or Subsequent Registration Statement and all amendments and supplements thereto (or such other number of copies as such Holder may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Holder may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities held by such Holder.

e. The Company shall use its best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Holders of the Registrable Securities covered by a Registration Statement or Subsequent Registration Statement, as applicable, under such other securities or "blue sky" laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the applicable Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the applicable Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Holder who holds Registrable Securities of the receipt by the Company of any notification in respect of the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of notice of the initiation or threatening of any proceeding for such purpose.

f. The Company shall notify Legal Counsel and each Holder in writing of the happening of any event, as promptly as practicable, and in any event within twenty-four (24) hours after becoming aware (provided that if the time of awareness is not a Trading Day, such twenty-four (24) hour period shall start at the beginning of the next Trading Day) of such event, as a result of which the prospectus included in a Registration Statement or Subsequent Registration Statement, as applicable, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 3(r), promptly prepare a supplement or amendment to such Registration Statement or Subsequent Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to each Holder and Legal Counsel (or such other number of copies as such Holder or Legal Counsel may reasonably request). The Company shall also promptly notify Legal Counsel and each Holder in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or Subsequent Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal

Counsel and each Holder by facsimile within one Business Day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or Subsequent Registration Statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement or Subsequent Registration Statement, as applicable, would be appropriate.

g. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement or Subsequent Registration Statement, as applicable, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and each Holder who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding for such purpose.

h. If any Holder is required under applicable securities laws to be described in a Registration Statement as an underwriter, at the reasonable request of such Holder, the Company shall furnish to such Holder, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as a Holder may reasonably request (i) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Holders, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Holders.

i. Upon the written request of any Holder in connection with any Holder's due diligence requirements, if any, or if the Holder is required under applicable securities laws to be described in the Registration Statement as an underwriter, at the reasonable request of such Holder, the Company shall make available for inspection by (i) such Holder, (ii) Legal Counsel and (iii) one firm of accountants or other agents retained by all such Holders (collectively, the "**Inspectors**"), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "**Records**"), as shall be reasonably deemed necessary by each Inspector, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree in writing to hold in strict confidence and shall not make any disclosure (except to a Holder) or use of any Records or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) as determined by the Company and its legal counsel, the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge of the terms. Each Holder agrees that it shall, upon learning

that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Holder) shall be deemed to limit the Holders' ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

j. The Company shall hold in confidence and not make any disclosure of information concerning a Holder provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement or Subsequent Registration Statement, as applicable, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning a Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Holder and allow such Holder, at the Holder's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

k. The Company shall use its best efforts to cause all Registrable Securities covered by a Registration Statement to be listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ (an "Exchange") as and when required pursuant to the June 2008 Purchase Agreement. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(k).

l. The Company shall cooperate with the Holders who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Holders may reasonably request and registered in such names as the Holders may request.

m. If requested by a Holder, the Company shall (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as a Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information in respect of the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement or Subsequent Registration Statement, as applicable, if reasonably requested by a Holder holding any Registrable Securities.

n. The Company shall use its best efforts to cause the Registrable Securities covered by a Registration Statement or Subsequent Registration Statement, as applicable, to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

o. The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of a Registration Statement or Subsequent Registration Statement, as applicable.

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q. Within two (2) Business Days after a Registration Statement or Subsequent Registration Statement, as applicable, which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Holders whose Registrable Securities are included in such Registration Statement or Subsequent Registration Statement, as applicable) confirmation that such Registration Statement or Subsequent Registration Statement, as applicable, has been declared effective by the SEC in the form attached hereto as Exhibit A.

r. Notwithstanding anything to the contrary herein, at any time after the Effective Date, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a "**Grace Period**"); provided that the Company shall promptly (i) notify the Holders in writing of the existence of material, non-public information giving rise to a Grace Period in conformity with the provisions of this Section 3(r) (provided that in each notice the Company will not disclose the content of such material, non-public information to the Holders) and the date on which the Grace Period will begin, and (ii) notify the Holders in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed ten (10) consecutive days and during any three hundred sixty five (365) day period there shall be no more than three such Grace Periods and the first day of any Grace Period must be at least five (5) Trading Days after the last day of any prior Grace Period (each, an "**Allowable Grace Period**"). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Holders receive the notice referred to in clause (i) and shall end on and include the later of the date the Holders receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 3(g) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) in respect of the information giving rise thereto unless such material, non-public information is no longer applicable. Subject to compliance with applicable securities laws, notwithstanding anything else contained herein to the contrary, the Company shall cause its transfer agent to deliver unlegended Shares to a transferee of a Holder in accordance with the terms of the applicable Purchase Agreement, and deliver a copy of the prospectus included as

part of the applicable Registration Statement (unless an exemption from such prospectus delivery requirement exists), prior to the Holder's receipt of the notice of a Grace Period and for which the Holder has not yet settled.

s. The Company shall use its best efforts to maintain the eligibility of its registration statement(s) on Form F-3 or such other form as is available for such a registration, as applicable, until the expiration of the applicable Registration Period.

4. Obligations of the Holders.

a. At least five (5) Business Days prior to the first anticipated filing date of a Registration Statement or Subsequent Registration Statement, as applicable, the Company shall notify each Holder in writing of the information the Company requires from each such Holder if such Holder elects to have any of such Holder's Registrable Securities included in such Registration Statement or Subsequent Registration Statement, as applicable, to such Holder pursuant to Section 2(e). It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement in respect of the Registrable Securities of a particular Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

b. Each Holder, by such Holder's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Holder has notified the Company in writing of such Holder's election to exclude all of such Holder's Registrable Securities from such Registration Statement.

c. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f), such Holder will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) or Subsequent Registration Statement(s), as applicable, covering such Registrable Securities until such Holder's receipt of copies of the supplemented or amended prospectus contemplated by Section 3(g) or the first sentence of 3(f) has been filed with the SEC or receipt of notice that no supplement or amendment is required. Subject to compliance with applicable securities laws, notwithstanding anything else to the contrary, the Company shall cause its transfer agent to deliver unlegended Shares to a transferee of a Holder in accordance with the terms of the applicable Purchase Agreement if requested by such Holder prior to the Holder's receipt of a notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f) and as to the sale of which the Holder has not yet settled.

5. Expenses of Registration.

The Company shall bear all costs and expenses incurred in connection with any offerings pursuant to a Registration Statement or any "take-down" hereunder, and all expenses

incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation, the following fees and expenses: (i) all registration and filing fees, (ii) all fees and expenses of compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" laws qualifications of the Registrable Securities), (iii) printing and duplicating expenses, (iv) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (v) fees and disbursements of counsel for the Company and fees and expenses of independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters or with any required special audits), (vi) the reasonable fees and expenses of any special experts retained by the Company, (vii) fees and expenses in connection with any review of underwriting arrangements by the Financial Industry Regulatory Authority ("**FINRA**"), including fees and expenses of any "qualified independent underwriter" in connection with an Underwritten Offering, (viii) reasonable fees and expenses of Legal Counsel for the Selling Holders (as a group); provided that such fees shall not exceed $5,000 with respect to any Registration Statement and provided further that such Legal Counsel shall not be required to give any opinion in connection with such Registration Statement, but if any legal opinion regarding the Selling Holders is required by the underwriter(s) in connection with an underwritten offering, then the Company shall, if requested by the Demanding Holder holding the largest percentage of Registrable Securities outstanding of the type proposed to be registered in a registration under Section 2(c), or the Takedown Demanding Holder holding the largest percentage of Registrable Securities outstanding of the type proposed to be registered in a registration under Section 2(h)(iv), or the Majority Participating Holder in a registration under Section 2(f), retain and pay all of the fees and disbursements of counsel (which may be the Company's counsel for other matters in connection with the Registration Statement or other counsel) for any such required opinion, (ix) fees and expenses in connection with listing, if applicable, the Registrable Securities on an Exchange, and (x) all duplicating, distribution and delivery expenses. In connection with any offerings pursuant to a Registration Statement, each Selling Holder will pay (i) any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities by such Selling Holder in connection with an Underwritten Offering; (ii) any out-of-pocket expenses of such Selling Holder including any fees and expenses of counsel to such Selling Holder (other than as set forth in clause (viii) of the immediately preceding sentence); and (iii) any applicable transfer taxes.

6. Indemnification.

In the event any Registrable Securities are included in a Registration Statement or Subsequent Registration Statement, as applicable, under this Agreement:

a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Holder, the directors, officers, members, partners, employees, agents, representatives of, and each Person, if any, who controls any Holder within the meaning of the 1934 Act (each, an "**Indemnified Person**"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several, incurred in investigating, preparing or

defending any pending action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC (collectively, "**Claims**") to which an indemnified party is a party or to which any of them may become subject ("**Indemnified Damages**") insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or Subsequent Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("**Blue Sky Filing**"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement or Subsequent Registration Statement, as applicable, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or Subsequent Registration Statement, as applicable (the matters in the foregoing clauses (i) through (iii) being, collectively, "**Violations**"). Subject to Section 6(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or Subsequent Registration Statement or any such amendment thereof or supplement thereto and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Holders pursuant to Section 9.

b. In connection with any Registration Statement or Subsequent Registration Statement, as applicable, in which a Holder is participating, each such Holder agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, any Subsidiary of the Company, each of their respective directors, officers, members, partners, employees, agents, representatives, as applicable, and each Person, if any, who controls the Company within the meaning of the 1934 Act (each, an "**Indemnified Party**"), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with

written information furnished to the Company by such Holder expressly for use in connection with such Registration Statement or Subsequent Registration Statement, as applicable; and, subject to Section 6(c), such Holder will reimburse the Indemnified Parties, promptly as such expenses are incurred and are due and payable for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement in respect of contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Holder, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Holder shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement or Subsequent Registration Statement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Holders pursuant to Section 9.

c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party, as the case may be, shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person or Indemnified Party, as the case may be, to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party, as the case may be, and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party, as the case may be, and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Holders holding at least a majority in interest of the Registrable Securities included in the Registration Statement or Subsequent Registration Statement, as applicable, to which the Claim relates. The Indemnified Party or Indemnified Person, as the case may be, shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person, as the case may be, which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person, as the case maybe, reasonably apprised at all times as to the status of the defense or any settlement negotiations in respect thereof. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the

Indemnified Party or Indemnified Person, as the case may be, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person, as the case may be, of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person, as the case may be, in respect of all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party, as the case may be, under this Section 6, except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action.

d. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

e. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7. Contribution.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution in respect of any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities, which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale, shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement or Subsequent Registration Statement, as applicable.

8. Reports Under the 1934 Act and Notice of Registration of Shares under 1934 Act.

With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company to the public without registration and for the purpose of alerting investors if the Company determines to register the Shares or any other of its securities under the 1934 Act, the Company agrees to:

a. make and keep public information available, as those terms are understood and defined in Rule 144;

b. file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144;

c. furnish to each Holder so long as such Holder owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the 1934 Act and (ii) such other information as may be reasonably requested to permit the Holders to sell such securities pursuant to Rule 144 without registration; and

d. Give each Holder at least 10 days prior written notice before the effective date of a registration statement which registers the Shares or any other securities of the Company under Section 12 of the 1934 Act.

These obligations are in addition to any obligations set forth in the Purchase Agreements and the rights set forth herein shall not limit the rights set forth in the Purchase Agreements.

9. Assignment of Registration Rights.

The rights under this Agreement shall be automatically assignable by the Holders to any transferee of all or any portion of such Holder's Registrable Securities if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee and (b) the securities in respect of which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act or applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the applicable Purchase Agreement.

10. Amendment of Registration Rights.

Except as provided herein, provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders; provided, however, that no such amendment or waiver shall disproportionately adversely affect any individual Holder without such Holder's written consent. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Holder and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person

to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the Holders of Registrable Securities.

11. Miscellaneous.

a. The provisions of this Agreement shall apply to the full extent set forth herein in respect of (i) the Shares, including Shares issuable upon exercise or conversion of other securities or which may be issued for principal, interest, redemption prices or other amounts due under the December 2007 Equity Bridge Notes or December 2007 Bridge Notes, (ii) any and all shares of voting stock of the Company into which the Shares are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company (including shares issued by any successor issuer to the Company) and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, Shares and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall not enter into an agreement in respect of a Fundamental Transaction (as defined in the Convertible Notes or as defined in the June 2008 Purchase Agreement) which does not provide that the Successor Entity (as defined in the Convertible Notes), if any, shall assume the obligations set forth herein or enter into a new registration rights agreement with the Holders on terms substantially the same as those remaining under this Agreement as a condition of any such transaction.

b. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons in respect of the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the record owner of such Registrable Securities.

c. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally provided same is on a Business Day and, if not, on the next Business Day; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) provided same is on a Business Day and, if not, on the next Business Day; (iii) one (1) Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same; or (iv) if sent by certified mail, return receipt requested, when received or three (3) days after deposited in the mails, whichever occurs first. The addresses and facsimile numbers for such communications shall be:

If to the Company:

If to the Company:

Comanche Clean Energy Corporation
c/o Maples Corporate Services Ltd.
PO Box 309

Ugland House

Grand Cayman V11-1104, Cayman Islands
Tel: 345-949-8066
Fax: 345-949-8080
Attention: Tina Meigh
Email: Tina.Meigh@MAPLESANDCALDER.com

With a copy to:

Comanche Clean Energy Corporation
c/o FondElec
One Dock Street
Stamford, Ct. 06902 USa
Tel: 203-326-4570
Fax: 203-326-4578
Attention: Thomas Cauchois
Email: tcauchois@fondelec.com

with a copy to (for informational purposes):

Guzov Ofsink LLC
600 Madison Avenue, 14th Floor
New York, NY 10022
Telephone: 212-371-8008
Facsimile: 212-688-7273
Attention: Darren L. Ofsink, Esq.

If to a Holder, to its address and facsimile number set forth in the records of the Company or the Transfer Agent, as applicable, with copies to such Holder's representatives as set forth on the Schedule of Holders, with a copy (for informational purposes) to the Designated Counsel at the address specified by such Counsel to the parties to the Holders and the Company

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

d. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

e. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York.. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Company hereby appoints Guzov Ofsink, LLC, 600 Madison Avenue, 14th Floor, New York, New York 10022, as its agent for service of process in New York. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. **EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.**

f. This Agreement supersedes all other prior oral or written agreements between the Company, their affiliates and Persons acting on their behalf in respect of the matters discussed herein, and this Agreement, the Transaction Documents (as such term is defined in each Purchase Agreement, as applicable) and the instruments referenced herein contain the entire understanding of the parties in respect of the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Holder makes any representation, warranty, covenant or undertaking in respect of such matters. Except as otherwise provided herein, no provision of this Agreement may be amended other than by an instrument in writing signed by the Company, and the Required Holders, and any amendment to this Agreement made in conformity with the provisions of this Section 11(f) shall be binding on all Holders and holders of Registrable Securities as applicable; provided, however, that no such amendment shall disproportionately adversely affect an individual Holder without such Holder's written consent. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Registrable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of

Convertible Notes or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Holders relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement and the applicable Transaction Documents, no Holder has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

g. Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

h. The headings in this Agreement are for convenience of reference only and shall not form a part of, or affect the interpretation of this Agreement.

i. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

j. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

k. All consents and other determinations required to be made by the Holders pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders, determined as if all of the (i) Convertible Notes held by Holders were converted into, and (ii) Warrants held by Holders then outstanding were exercised for, Registrable Securities without regard to any limitation on conversion of the Convertible Notes or exercise of the Warrants.

l. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

m. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person except to the extent set forth in Section 6.

n. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder, and no provision of this Agreement is intended to confer any obligations on any Holder vis-à-vis any other Holder. The Company acknowledges that nothing contained herein or each Purchase Agreement, as applicable, and no action taken by any Holder pursuant hereto or thereto (including, but not limited to, the (i) inclusion of a Holder in the

Registration Statement and (ii) review by, and consent to, such Registration Statement by a Holder) shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group in respect of such obligations or the transactions contemplated herein or therein. The Company acknowledges that each Holder shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or the applicable Purchase Agreement or Purchase Agreements, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. .

o. Notwithstanding anything herein to the contrary, the Company shall not grant any Person any registration rights or enter into any agreement providing for registration rights that are more favorable than those being granted hereunder or that shall be in conflict with or inconsistent with or otherwise adversely affect the rights of a Holder in the Registrable Securities or such Holder's rights under this Agreement in any respect, including, without limitation, the priority of registration or the ability to transfer or otherwise dispose of the Registrable Securities.

p. Notwithstanding anything to the contrary in this Agreement, until such time as each of the April 2007 Buyers and the June 2007 Buyers (or their permitted assigns) have registered and sold a number of Shares pursuant to an effective Registration Statement equal to the number of Registrable Securities purchased by them pursuant to the April 2007 Purchase Agreements and the Purchase Agreement Amendments (as adjusted for any stock splits, dividends or recapitalizations) (such amount of Shares as to each such April 2007 Buyer and June 2007 Buyer (or permitted assigns), the "Priority Registration Amount"), then as to any Registration Statement, all priorities and cutbacks under this Agreement with respect to all securities held by the Holders shall be made as follows: (1) with respect to each Registration Statement in which the April 2007 and/or June 2007 Buyers desire to include Registrable Securities, until such time as each of the April 2007 Buyers and the June 2007 Buyers (or their permitted assigns) have registered and sold, including pursuant to such Registration Statement, 50% of the Priority Registration Amount, such April 2007 Buyers and June 2007 Buyers shall have priority over all other Holders with respect to the number of their Registrable Securities to be included in the Registration Statement; and (2) after the April 2007 Buyers and the June 2007 Buyers (or their permitted assigns) have registered and sold, including pursuant to such Registration Statement, 50% of the Priority Registration Amount, then all priorities with respect to, and cutbacks of, Registrable Securities shall be pro rata based on the respective number of Registrable Securities held by all Holders who desire to include their Registrable Securities in the Registration Statement, except that, until such time as each of the April 2007 Buyers and the June 2007 Buyers (or their permitted assigns) have registered and sold a number of Shares pursuant to an effective Registration Statement equal to their respective Priority Registration Amount, as between the April 2007 Buyers and June 2007 Buyers, on the one hand, and the December 2007 Buyers on the other hand, all priorities and cutbacks under this Agreement with respect to all securities held by the April 2007 Buyers, the June 2007 Buyers and the December 2007 Buyers shall be made pro rata based on the respective Priority Registration Amounts of the April 2007 Buyers and the June 2007 Buyers (or their permitted assigns). The foregoing sentence shall not be waived, modified or amended without the consent of each of the April 2007 Buyers and June 2007 Buyers (or their permitted assigns) affected.

q. The Company and the Holders agree that this Agreement supercedes and replaces all prior registration rights agreements, including, without limitation, the September 2007 Registration Agreement and the December 2007 Registration Agreement. The Company represents to the Holders that the Company has not granted to any Person, and is not subject to, any other registration rights other than as set forth herein.

r. In the event that, no later than the fifth anniversary of the date of this Agreement (the "Fifth Anniversary"), none of the following applies to the outstanding Registrable Securities of a Holder:

(i) such Registrable Securities have been registered pursuant to an effective Shelf Registration Statement; or

(ii) such Registrable Securities have been registered pursuant to a request for such registration by such Holder (whether pursuant to a Demand Registration, a participation in any such Demand Registration as a Participating Holder or otherwise) or otherwise; or

(iii) such Registrable Securities may be sold without registration under Rule 144 under the Securities Act (the Registrable Securities as to which none of the foregoing apply, the "Affected Securities");

then, from the Fifth Anniversary and until the date that one of the foregoing events (or any combination of such events) apply to all of such Holder's Affected Securities, but not beyond the sixth anniversary of the date of this Agreement, the Company shall pay to such Holder an amount equal to 0.25% of the aggregate Purchase Price (as such term is defined in the applicable Purchase Agreement) of such Holder's Affected Securities, for each 90 day period that elapses until one of the foregoing events (or any combination of such events) shall apply to all of such Holder's Affected Securities (such amount to be prorated in the case of a period of less than 90 days), provided that the aggregate payments to which a Holder may become entitled to under this Section 11r shall never exceed 1.00% of the Purchase Price of such Holder's Affected Securities.

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Amended and Restated Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

COMANCHE CLEAN ENERGY CORPORATION

By: ______________________________
Name:
Title:

[Signature Pages of Holders Follow]

IN WITNESS WHEREOF, each Holder and the Company have caused their respective signature page to this Amended and Restated Registration Rights Agreement to be duly executed as of the date first written above.

DEEPHAVEN GROWTH OPPORTUNITIES SUBFUND TRADING LTD., by its Investment Manager, Deephaven Capital Management, LLC

By: ______________________

Name: Scott M. Nelson
Title: Chief Operating Officer

GOLDMAN, SACHS & COMPANY

By: ______________________

Name: David Goldburg

Title: Managing Director

MHR CAPITAL PARTNERS MASTER ACCOUNT LP, by its General Partner, MHR Advisors LLC

By: [signature]

Name: Hal Goldstein
Title: Authorized Signatory

MHR CAPITAL PARTNERS (100) LP, by its General Partner,
MHR Advisors LLC

By: ______________________
Name: Hal Goldstein
Title: Authorized Signatory

MHR INSTITUTIONAL PARTNERS III LP, by its General Partner, MHR Institutional Advisors III LLC

By: ________________________

Name: Hal Goldstein

Title: Authorized Signatory

SANDELMAN PARTNERS MULTI-STRATEGY MASTER FUND, LTD., by its Investment Manager, Sandelman Partners

By: ______________________________

Name: MICHAEL PASCUTTI

Title: HEAD OF RELATIVE VALUE

UTILICO EMERGING MARKETS LIMITED, by its Investment Manager, Utilico

By: ______________________
Name: CHARLES JILLINGS
Title: Executive Director

ALPINE CAPITAL (CAYMAN) MASTER FUND, LP, by its Investment Manager, Alpine Capital

By: [signature]
Name: Chet Ramawat
Title: President

WOLVERINE CONVERTIBLE ARBITRAGE FUND TRADING LTD., by its Investment Manager, Wolverine Asset Management

By: [signature]

Name: ANDREW R SUJDAK

Title: MANAGING DIRECTOR, WOLVERINE ASSET MANAGEMENT

GPC LX LLC, by its Investment Manager, Wolverine Asset Management

By: [signature]

Name: ANDREW R SUJOAK

Title: MANAGING DIRECTOR, WOLVERINE ASSET MANAGEMENT

ARMSTRONG EQUITY PARTNERS, L.P.

By: [signature]
Name: Bradley C. Shoup
Title: Chief Investment Officer

GPC LIX, LLC, by its Investment Manager, Whitebox Advisors

By: ______________________________
Name: Jonathan Wood
Title: Director - COO

WHITEBOX HEDGED HIGH YIELD PARTNERS, LP by its
Investment Manager, Whitebox Advisors

By: ______________________

Name: Jonathan Wood

Title: Director - COO

UBS AG, LONDON BRANCH

By: ____________________

Name: Andrew Dragoumis

Title: Managing Director

Stewart E. Morel
Executive Director
UBS Securities LLC

LUXOR CAPITAL PARTNERS, LP by its Investment Manager,
Luxor Capital Group, LP

By: ______________________________

Name: **Norris Nissim**
Title: **General Counsel**

LUXOR CAPITAL PARTNERS OFFSHORE, LTD. by its Investment Manager, Luxor Capital Group, LP

By: ______________________________

Name: **Norris Nissim**

Title: **General Counsel**

LCG SELECT LLC by its Investment Manager, Luxor Capital Group, LP

By: ________________________

Name: **Norris Nissim**

Title: **General Counsel**

LCG SELECT OFFSHORE, LTD. by its Investment Manager,
Luxor Capital Group, LP

By: ______________________________

Name: Norris Nissim

Title: General Counsel

LUXOR SPECTRUM LLC by its Investment Manager, Luxor Capital Group, LP

By: ______________________________

Name: **Norris Nissim**

Title: **General Counsel**

LUXOR SPECTRUM OFFSHORE, LTD. by its Investment Manager, Luxor Capital Group, LP

By: ______________________________

Name: **Norris Nissim**
Title: **General Counsel**

ATLAS MASTER FUND, LTD.

By: ______________________

Name: Scott Schroeder

Title: Authorized Signatory

MAPLE LEAF MACRO VOLATILITY MASTER FUND, by its Investment Manager, Maple Leaf Capital LLP.

By: ______________________

Name: KARA BYUN

Title: PORTFOLIO MANAGER

ARDSLEY PARTNERS RENEWABLE ENERGY FUND, L.P., by
its Investment Manager, Ardsley Partners

By: [signature]
Name: Steve Napoli
Title: partner

ARDSLEY RENEWABLE ENERGY OFFSHORE FUND, LTD.,
by its Investment Manager, Ardsley Partners

By: [signature]
Name: Steve Napoli
Title: PARTNER

HFR HE ARDSLEY MASTER TRUST, by its Investment Manager,
Ardsley Partners

By: Steve Napoli

Name: Steve Napoli
Title: Partner

THE GABELLI GLOBAL GOLD, NATURAL RESOURCES & INCOME TRUST, by its Investment Manager, Gabelli Funds, LLC

By: ______________________
Name: Agnes Mullady
Title: Treasurer

SCHEDULE OF HOLDERS

Buyer	Address, Telephone Number and E-Mail	Buyer's Representative	Number of Registrable Securities Held as of June 17, 2008
Sandelman Partners Multi-Strategy Master Fund, Ltd.	500 Park Ave., 3rd Fl. New York, NY 10022 212-299-7625 besty@sandptrs.com	Schulte, Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022 Attn: Ele Klein, Esq. 212-756-2376 (p)	3,625,077
Utilico Emerging Markets Limited	Exchange House, 8th Fl. Primrose St. London, EC2A 2NY- United Kingdom 44 1372 271 486 james@analysis-research.net	Kramer, Levin, Naftalis & Frankel LLP 1177 Avenue of the Americas, New York, New York 10036 Attn: Christopher Auguste, Esq. 212-715-9121 (p) 212-715-8136 (f)	3,641,891
MHR Capital Partners Master Account LP	40 W. 57th St., 24th Fl. New York, NY 10019 212-728-5429 ppanigrahi@mhrfund.com	O'Melveny & Myers LLP 7 Times Square New York, NY 10036 Attn: Patricia Perez, Esq. 212-408-2419 (p) 212-326-2062 (f)	1.949,272
MHR Capital Partners (100) LP	40 W. 57th St., 24th Fl. New York, NY 10019 212-728-5429 ppanigrahi@mhrfund.com	O'Melveny & Myers LLP 7 Times Square New York, NY 10036 Attn: Patricia Perez, Esq. 212-408-2419 (p) 212-326-2062 (f)	225,317
MHR Institutional Partners III, LP	40 W. 57th St., 24th Fl. New York, NY 10019 212-728-5429 ppanigrahi@mhrfund.com	O'Melveny & Myers LLP 7 Times Square New York, NY 10036 Attn: Patricia Perez, Esq. 212-408-2419 (p) 212-326-2062 (f)	3,653,014
Wolverine Convertible Arbitrage Fund Trading Ltd	175 W. Jackson Blvd., #200 Chicago, IL 60604 312-884-3880 asujdak@wolve.com		587,598
GPC LX LLC	175 W. Jackson Blvd., #200 Chicago, IL 60604 312-884-3880 asujdak@wolve.com		110,605
Alpine	400 Madison Ave., 8th Fl. New		65,840

Capital (Cayman) Master Fund, LP	York, NY 10017 212-317-2400 carlos@alpinecapitalgroup.com		
Armstrong Equity Partners, LP	2100 McKinney, #1700 Dallas, TX 75201 214-220-3609 brad@aeplp.com		674,718
Whitebox Hedged High Yield Partners, LP	3033 Excelsior Blvd., #300 Minneapolis, MN 55416 612-253-6067 mpaska@whiteboxadvisors.com		5,803,772
Whitebox Intermarket Partners, LP	3033 Excelsior Blvd., #300 Minneapolis, MN 55416 612-253-6067 mpaska@whiteboxadvisors.com		210,435
Deephaven Growth Opportunities Subfund Trading Ltd.	M & C Corporate Services Limited PO Box 309GT Ugland House, S. Church Street George Town Grand Cayman, Cayman Islands datkins@deephavenfunds.com		2,268,611
Paragon Capital, L.P.	110 E. 59th St., 29th Fl. New York, NY 10022 212-593-3157 alan@paragonlp.com		84,000
Cranshire Capital, LP	3100 Dundee Rd., #703 Northbrook, IL 60062 847-562-9030 lprosser@cranshirecapital.com		87,500
R&R Biotech Partners LLC	1270 Avenue of the Americas, 16th Floor, New York, NY 10020 212-356-0509 ppinou@rodmanandrenshaw.com		168,891
Goldman Sachs & Company	One New York Plaza, 85 Broad St., 47th Fl. New York, NY 10004 212-902-4423 vladimira.mircheva@gs.com		1,681,337
Deutsche Bank AG, London Branch	1 Great Winchester St. London EC2N 2DB United Kingdom 44 2075 450 283 mike.uy@db.com		2,736,363
UBS AG London Branch	1 Finsbury Avenue London EC2M 2PP, UK Stewart.morel@ubs.com		2,304,725
Luxor Capital Partners, LP	767 Fifth Avenue, 19th Floor New York, NY 10153 nnissim@luxorcap.com		495,214

Luxor Capital Partners Offshore, Ltd.	c/o M&C Corporate Services P.O. Box 309GT Ugland House, South Church Street George Town, Grand Cayman, Cayman Islands nnissim@luxorcap.com		964,401
LCG Select LLC	767 Fifth Avenue, 19th Floor New York, NY 10153 nnissim@luxorcap.com		130,448
LCG Select Offshore, Ltd.	c/o M&C Corporate Services P.O. Box 309GT Ugland House, South Church Street George Town, Grand Cayman, Cayman Islands nnissim@luxorcap.com		600,295
Luxor Spectrum LLC	767 Fifth Avenue, 19th Floor New York, NY 10153 nnissim@luxorcap.com		4,755
Luxor Spectrum Offshore, Ltd.	c/o M&C Corporate Services P.O. Box 309GT Ugland House, South Church Street George Town, Grand Cayman, Cayman Islands nnissim@luxorcap.com		32,709
Atlas Master Fund, Ltd.	c/o BAM LP 135 East 57th Street, 27th Floor New York, NY 10022 nnissim@luxorcap.com		76,903
Maple Leaf Macro Volatility Master Fund, L.P.	67/F, The Center 99 Queen's Road Central, Hong Kong SAR China kara@mapleleafcapital.com		460,945
Ardsley Partners Renewable Energy Fund, Ltd.	c/o Ardsley Partners 262 Harbor Drive Stamford, CT 06902 steve@ardsley.com		316,992
Ardsley Partners Renewable Energy Offshore Fund, Ltd.	c/o Ardsley Partners 262 Harbor Drive Stamford, CT 06902 steve@ardsley.com		549,366
HFR HE Ardsley Master Trust	c/o Ardsley Partners 262 Harbor Drive Stamford, CT 06902 steve@ardsley.com		56,124
The Gabelli Global Gold, Natural Resources & Income Trust, Inc.	One Corporate Center Rye, NY 10580 tangorra@gabelli.com		460,945

EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

Interwest Transfer Company, Inc.
1981 East Murray Holladay Road, Suite 100
P.O. Box 17136
Salt Lake City, Ut 84117
Attention: [ ]

Re: Comanche Clean Energy Corporation

Ladies and Gentlemen:

We have represented Comanche Clean Energy Corporation, a Cayman Islands company (the "**Company**") in connection with certain transactions involving the issuance of securities of the Company, including the Company's Ordinary Shares, $0.001 par value per share ("**Shares**"), (ii) notes convertible into Shares ("**Notes**") and (iii) warrants exercisable for Shares ("**Warrants**"). The Company also has entered into an Amended and Restated Registration Rights Agreement with the Holders, as defined therein (the "**Registration Rights Agreement**"), pursuant to which the Company agreed, among other things, to register for resale under the Securities Act of 1933, as amended (the "**Securities Act**") certain of the Shares it has issued and certain Shares it may issue upon conversion of Notes and the exercise of Warrants. In connection with the Company's obligations under the Registration Rights Agreement, on ____________ ___, 200_, the Company filed a Registration Statement on Form F-__ (File No. 333-____________) (the "**Registration Statement**") with the Securities and Exchange Commission (the "**SEC**") relating to the Registrable Securities which names each of the persons set forth on Exhibit A to this letter (each, a "**Holder**" and collectively, the "**Holders**") as a selling stockholder thereunder.

Please notify us immediately upon the request of any Holder to transfer Shares pursuant to the Registration Statement. We will then provide you a letter regarding the transferability of the Shares under the Registration Statement.

Very truly yours,

Guzov Ofsink, LLC

By:____________________

CC: **[LIST NAMES OF HOLDERS]**